MODIFICATION NO. 12


	THIS TENTH AMENDMENT AGREEMENT is made as of the 7th day of November, 1997.

B E T W E E N:

CINEPLEX ODEON CORPORATION
a corporation incorporated under the
laws of the Province of Ontario

( Cineplex )

- and -

PLITT THEATRES, INC.
a corporation incorporated under the
laws of the State of Delaware

( Plitt )

- and -

CINEPLEX ODEON (QUEBEC) INC.
RKO CENTURY WARNER THEATRES, INC.
THE WALTER READE ORGANIZATION, INC.
PLITT SOUTHERN THEATRES, INC.
MANBECK THEATRE CORPORATION

(collectively, the  Guarantors )

- and -

THE BANK OF NOVA SCOTIA
NATIONAL BANK OF CANADA
THE BANK OF NEW YORK
ROYAL BANK OF CANADA

(collectively, the  Banks )

- and -

THE BANK OF NOVA SCOTIA
in its capacity as agent for the Banks
(the  Agent )
- and -

THE BANK OF NOVA SCOTIA
as operating lender
(the  Operating Lender )

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Collateral Agent
(as defined in the Inter-Lender Agreement)

- and -

THE BANK OF NOVA SCOTIA
in its capacity as Swap Lender
(as defined in the Inter-Lender Agreement)

- and -

NATIONAL BANK OF CANADA
in its capacity as Swap Lender
(as defined in the Inter-Lender Agreement)

- and -

796278 ONTARIO LIMITED
796279 ONTARIO LIMITED
619918 ONTARIO INC.

(the "Nominees")



WHEREAS:

A.	Cineplex, Plitt, the Banks and the Agent entered into a credit agreement dated as of 23 June 1994 pursuant to which the Banks established a reducing/revolving term credit facility in favour of Cineplex and Plitt, which agreement has been amended by a Waiver Agreement made as of 25 October 1994, a Second Amendment Agreement made as of 31 March 1995, a Second Waiver Agreement made as of 19 September 1995, a Third Amendment Agreement made as of 30 September 1995, a Consent made as of 15 December 1995, a Fourth Amendment Agreement made as of 9 February 1996, a Fifth Amendment Agreement made as of 26 March 1996, a Sixth Amendment Agreement made as of 16 August 1996, a Seventh Amendment Agreement made as of 31 October 1996, an Eighth Amendment Agreement made as of 17 February 1997 and a Ninth Amendment Agreement made as of 18 April 1997 (such credit agreement as so amended and as further supplemented, amended, restated or replaced from time to time, the Credit Agreement ).

B.	Cineplex and the Operating Lender entered into a letter loan agreement dated 23 June 1994 (as the same may be amended, supplemented, restated or replaced from time to time, the Operating Credit Agreement ) pursuant to which the Operating Lender established in favour of Cineplex a revolving operating credit facility.

C.	Pursuant to the Credit Agreement and the Operating Credit
Agreement, each of the Guarantors has provided a Guarantee.

D.	Cineplex and Plitt have requested that (i) the Cineplex Banks enter into this Agreement to provide Cineplex with a reducing/revolving term credit facility in the maximum principal amount of U.S.$16,705,511.14
(or the Equivalent Amount in Cdn. Dollars), and (ii) the Plitt Banks enter into this Agreement to provide Plitt with a reducing/revolving term credit facility in the maximum principal amount of U.S.$3,894,488.86, each such credit facility to be guaranteed by the Guarantee and secured by the Security Documents and Collateral.

E.	The Banks and the Operating Lender have agreed to such requests on the terms set forth herein.

	NOW THEREFORE in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



Section 1 - Interpretation

	Capitalized terms used herein, unless otherwise defined or indicated herein, have the respective meanings ascribed thereto in the Credit Agreement (as amended and supplemented hereby). Unless something in the subject matter or context is inconsistent therewith, references to "Agreement", "hereof", "herein", "hereto", "hereunder" or similar expressions means this Tenth Amendment Agreement, as amended, supplemented, restated or replaced from time to time. This Agreement amends the Credit Agreement effective from and after the date hereof. This Agreement and the Credit Agreement shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one agreement.

Section 2 - Amendments to Definitions

	Section 1.01 of the Credit Agreement is amended by adding the following definitions in the order of the paragraph numbers as indicated. In the case of any defined terms below (a "Replacement Definition") which has the same paragraph number as an existing defined term in the Credit Agreement (an "Existing Definition"), the Replacement Definition substitutes and replaces the Existing Definition:

	(j)	"Available Commitment" means the aggregate of each Bank's
Commitment under the Cineplex Credit or Plitt Credit or Cineplex
Supplemental Credit or Plitt Supplemental Credit, as the case may be.

	(l)	"Bank's Proportion" means, the proportionate interest from
time to time of a Bank's Commitment under the Cineplex Credit or the Plitt Credit or the Cineplex Supplemental Credit or the Plitt
Supplemental Credit, as the case may be, and expressed as a percentage, the numerator of which is such Bank's Commitment under the Cineplex
Credit or the Plitt Credit or the Cineplex Supplemental Credit or the Plitt Supplemental Credit, as the case may be, and the denominator of which is the then Available Commitment under the Cineplex Credit or the Plitt Credit or the Cineplex Supplemental Credit or the Plitt
Supplemental Credit, as the case may be.

	(l.1)	"Bank s Aggregate Proportion" means the proportionate
interest from time to time of a Bank s aggregate Commitments under the Cineplex Credit, the Plitt Credit, the Cineplex Supplemental Credit and the Plitt Supplemental Credit, and expressed as a percentage, the numerator of which is such Bank s aggregate Commitments under the Cineplex Credit, the Plitt Credit, the Cineplex Supplemental Credit and the Plitt Supplemental Credit and the denominator of which is the aggregate of the Available Commitments of each of the Banks under the Cineplex Credit, the Plitt Credit, the Cineplex Supplemental Credit and the Plitt Supplemental Credit.

	(p)	"Base Rate Advance" means an Advance in U.S. Dollars under
the Cineplex Credit or Plitt Credit or Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, bearing interest as provided in Section 4.03 hereof and includes a deemed Base Rate Advance as provided for in Sections 4.04, 4.07 and 11.04 hereof.

	(r)	"Borrowing" means any or all utilizations of the Cineplex
Credit or Cineplex Supplemental Credit by Cineplex or the Plitt Credit or Plitt Supplemental Credit by Plitt, as the case may be, (including a conversion or rollover) consisting of a Prime Rate Borrowing, a Base
Rate Borrowing, a LIBO Borrowing, the acceptance by each Cineplex Bank of one or more Bankers' Acceptances, or, in the case of the Cineplex Credit and Plitt Credit, the issue by the Issuing Bank for and on behalf of each Cineplex Bank or Plitt Bank, as the case may be, of a Letter of Credit on behalf of Cineplex or Plitt, as the case may be, or any combination thereof.

	(z)	"Cineplex Banks" means The Bank of Nova Scotia, National
Bank of Canada and Royal Bank of Canada together with such other Banks as become parties hereto pursuant to Section 12.05 hereof and who agree to provide a Commitment under the Cineplex Credit or Cineplex
Supplemental Credit.

	(aa.1)	"Cineplex Supplemental Credit" means the credit facility
provided for in Subsection 3A.01(a) hereof upon and subject to the terms of this Agreement.

	(dd)	"Commitment" means (i) in respect of the Cineplex Credit and the Plitt Credit, the several obligation of each Cineplex Bank to make available to Cineplex or the several obligation of each Plitt Bank to make available to Plitt its portion of the Cineplex Credit or the Plitt Credit, as the case may be, as at the date of execution hereof as specified below that Bank's name on the signature pages to this Agreement as reduced from time to time pursuant to Sections 3.10, 3.11, 3.12, 3.13 or 3.14 hereof, and (ii) in respect of the Cineplex
Supplemental Credit and Plitt Supplemental Credit, the several obligation of each Cineplex Bank to make available to Cineplex or the several obligation of each Plitt Bank to make available to Plitt its portion of the Cineplex Supplemental Credit or the Plitt Supplemental Credit, as the case may be, as at 7 November 1997, as specified opposite that Bank's name as follows, as reduced from time to time pursuant to Sections 3A.05, 3A.06 and 3A.07 hereof:

				Cineplex Supplemental Credit

		Bank							Commitment
		The Bank of Nova Scotia
	U.S.$10,029,244.52
		National Bank of Canada
	U.S.$ 3,894,488.86
		Royal Bank of Canada
	U.S.$ 2,781,777.76

				    Plitt Supplemental Credit

		Bank							Commitment
		The Bank of New York
	U.S.$ 3,894,488.86

	(hh)	"Credits" means collectively the Cineplex Credit, the Plitt
Credit, the Cineplex Supplemental Credit and the Plitt Supplemental
Credit and "Credit" means any one of them, as the case may be.

	(fff)	"LIBO Advance" means an Advance in U.S. Dollars under the
Cineplex Credit or Plitt Credit or Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, bearing interest as provided for in Section 4.04 hereof and includes a deemed LIBO Advance as provided for in Section 4.04 hereof.
	(qqq.1)	"Original Credits" means collectively the Cineplex Credit
and the Plitt Credit and "Original Credit" means either one of them, as the case may be.

	(zzz)	"Plitt Banks" means The Bank of New York together with such
other Banks as become parties hereto pursuant to Section 12.05 hereof and who agree to provide a Commitment under the Plitt Credit or Plitt Supplemental Credit.

	(aaaa.1)	"Plitt Supplemental Credit" means the credit
facility provided for in Subsection 3A.01(b) hereof upon and subject to the terms of this Agreement.

	(cccc)	"Prime Rate Advance" means an Advance in Canadian Dollars
under the Cineplex Credit or Cineplex Supplemental Credit bearing interest as provided for in Section 4.02 hereof and includes a deemed Prime Rate Advance as provided for in Subsection 4.05(f) and Sections
4.07 and 11.04 hereof.

	(tttt.1)	"Supplemental Credits" means collectively the
Cineplex Supplemental Credit and the Plitt Supplemental Credit and "Supplemental Credit" means either one of them, as the case may be.

Section 3 - Addition of New Facilities


The Credit Agreement is amended by adding the following after Article
Three:


"ARTICLE THREE A

SUPPLEMENTAL CREDIT FACILITIES

Section 3A.01

Maximum Amount of the Supplemental Credits;: Subject always to the limitations and terms and conditions contained herein:

	(a)The Cineplex Banks agree to provide to Cineplex a reducing/revolving credit facility (the "Cineplex Supplemental Credit") in the maximum principal amount of U.S.$16,705,511.14 or in an Equivalent Amount in Canadian Dollars. The Cineplex Supplemental Credit is to be used by Cineplex to finance the buy-out of leases relating to twenty-two (22) theatre properties listed in Exhibit 1 annexed hereto or such other properties as may be approved by the Majority Lenders.

	(b)The Plitt Banks agree to provide to Plitt a reducing/revolving credit facility (the "Plitt Supplemental Credit") in the maximum principal amount of U.S.$3,894,488.86. The Plitt Supplemental Credit is to be used by Plitt to finance the buy-out of leases relating to twenty-two (22) theatre properties listed in Exhibit 1 annexed hereto or such other properties as may be approved by the Majority Lenders.

	(c)Each of the Supplemental Credits shall be available in two tranches. One-half of each Supplemental Credit (the "First Tranche") shall be available, subject to the terms and conditions set forth in this Agreement, immediately upon the Supplemental Credits being established. The availability of the remaining half of each Supplemental Credit (the "Second Tranche") shall be subject, in addition to the other terms and conditions set forth in this Agreement, to Cineplex and Plitt having entered into, on or before June 30, 1998, binding and enforceable agreements with Sony Pictures Entertainment Inc. to complete the proposed merger of Cineplex and Plitt with Sony's Loews Theatre chain, on terms satisfactory to the Majority Banks acting reasonably (the "Second Tranche Condition Precedent"), failing which the Second Tranche shall be cancelled on such date and the amounts of the Supplemental Credits shall be permanently reduced accordingly. Cineplex and Plitt shall provide to the Banks all information and documents relating to the proposed merger as may be requested by the Banks.

Section 3A.02

Nature of the Supplemental Credits

	(a) Subject to the terms of Sections 3A.06 and 3A.07, the Cineplex Supplemental Credit revolves during its entire term so that the principal amount of any Advances comprising any Borrowing under the Cineplex Supplemental Credit may be repaid and shall thereafter again become available to Cineplex under the Cineplex Supplemental Credit and the principal amount of any Bankers' Acceptances forming part of any Borrowing under the Cineplex Supplemental Credit which mature and are satisfied by Cineplex on the date of their maturity shall thereafter again become available to Cineplex under the Cineplex Supplemental Credit, all in accordance with the terms of this Agreement; and

	(b) Subject to the terms of Sections 3A.06 and 3A.07, the Plitt Supplemental Credit revolves during its entire term so that the principal amount of any Base Rate Advances or LIBO Advances comprising any Borrowing under the Plitt Supplemental Credit may be repaid and shall thereafter again become available to Plitt under the Plitt Supplemental Credit, all in accordance with the terms of this Agreement.


	If either Cineplex or Plitt makes a repayment under the Cineplex Supplemental Credit or Plitt Supplemental Credit, Cineplex and Plitt agree that the other will make a repayment at the same time under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, and each repayment will be made such that the Cineplex Supplemental Credit and the Plitt Supplemental Credit are reduced on a pro rata basis, based on the initial Available Commitment under the Cineplex Supplemental Credit and the Plitt Supplemental Credit.

Section 3A.03

Availment Options

	(a) Upon the terms and conditions of this Agreement and specifically subject to Paragraphs (c), (d) and (e) hereof, each Cineplex Bank agrees to provide its Bank's Proportion under the Cineplex Supplemental Credit. The Cineplex Supplemental Credit may be used by Cineplex, either (i) by requesting a Prime Rate Borrowing, (ii) by requesting a Base Rate Borrowing, (iii) by requesting a LIBO Borrowing,
(iv) by presenting drafts for acceptance as Bankers' Acceptances or (v) any combination thereof.

	(b) Upon the terms and conditions of this Agreement and specifically subject to Paragraphs (c), (d) and (e) hereof, each Plitt Bank agrees to provide its Bank's Proportion under the Plitt
Supplemental Credit. The Plitt Supplemental Credit may be used by Plitt, either (i) by requesting a Base Rate Borrowing, (ii) by requesting a LIBO Borrowing or (iii) any combination thereof.

	(c) Subject to Sections 4.03 and 4.04, each of Cineplex and Plitt agree that they will each severally request or convert a Borrowing under the Supplemental Credits on the same day as the other requests or converts a Borrowing under the Supplemental Credits and that the aggregate of such Borrowings shall be divided on a pro rata basis between the Cineplex Supplemental Credit and the Plitt Supplemental
Credit based on the Available Commitments under the Cineplex
Supplemental Credit and the Plitt Supplemental Credit.

	(d) Subject to Section 4.04, each of Cineplex and Plitt agree that if either of them requests or converts a LIBO Borrowing under the Supplemental Credits, the other will agree to request or convert a LIBO Borrowing under the Supplemental Credits in its pro rata share for the same Interest Period.

	(e) Subject to Section 4.04, each of Cineplex and Plitt agree that if Cineplex requests or converts to a Borrowing under the Cineplex Supplemental Credit by way of Bankers' Acceptances, Plitt shall request or convert to a LIBO Borrowing under the Plitt Supplemental Credit in its pro rata share for an Interest Period equal to the term to maturity of such Bankers' Acceptances.

Section 3A.04

Minimum Amounts:

Each Prime Rate Borrowing requested under the Supplemental Credits shall be in a minimum principal amount of Cdn.$500,000 and in a whole multiple of Cdn.$100,000 thereafter, each Base Rate Borrowing requested under the Supplemental Credits shall be in a minimum principal amount of U.S.$500,000 and in a whole multiple of U.S.$100,000 thereafter and each LIBO Borrowing requested under the Supplemental Credits shall be in a minimum principal amount of U.S.$3,000,000 and in a whole multiple of U.S.$100,000 thereafter.

Where a Borrowing is requested under the Cineplex Supplemental Credit by way of Bankers' Acceptances, the minimum aggregate principal amount of such Borrowing shall be Cdn.$3,000,000 and each draft presented for acceptance by a Cineplex Bank as a Bankers' Acceptance shall be in a minimum principal amount of Cdn.$100,000 and whole multiples of Cdn.$100,000 thereafter.

Section 3A.05

Voluntary Reduction of Unused Available Commitment

	(a) The unused portion of the Available Commitment under the Cineplex Supplemental Credit may be permanently reduced or cancelled without penalty, in inverse order of maturity, at any time in a minimum principal amount of U.S.$3,000,000 and whole multiples of U.S.$100,000 thereafter by Cineplex by giving to the Agent irrevocable written notice at least five (5) Business Days prior to the date of such permanent reduction or cancellation specifying the date for and the amount of such permanent reduction or cancellation. The Agent shall promptly notify each Cineplex Bank of the date and amount of such permanent reduction or cancellation of the Available Commitment under the Cineplex Supplemental Credit and the Commitment under the Cineplex Supplemental Credit of each Cineplex Bank shall be irrevocably reduced accordingly in each Bank's Proportion under the Cineplex Supplemental Credit; and

	(b) The unused portion of the Available Commitment under the Plitt Supplemental Credit may be permanently reduced or cancelled without penalty, in inverse order of maturity, at any time in a minimum principal amount of U.S.$1,000,000 and whole multiples of U.S.$100,000 thereafter by Plitt by giving to the Agent irrevocable written notice at least five (5) Business Days prior to the date of such permanent reduction or cancellation specifying the date for and the amount of such permanent reduction or cancellation. The Agent shall promptly notify each Plitt Bank of the date and amount of such permanent reduction or cancellation of the Available Commitment under the Plitt Supplemental Credit and the Commitment under the Plitt Supplemental Credit of each Plitt Bank shall be irrevocably reduced accordingly in each Bank's Proportion under the Plitt Supplemental Credit.


	If either Cineplex or Plitt make a voluntary reduction of a Supplemental Credit, Cineplex and Plitt agree that the other will make a voluntary reduction at the same time under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, and each voluntary reduction will be made such that the Cineplex Supplemental Credit and the Plitt Supplemental Credit are reduced on a pro rata basis, based on the initial Available Commitment under the Cineplex Supplemental Credit and the Plitt Supplemental Credit.

Section 3A.06

Mandatory Reductions and Prepayments of the Supplemental Credits

	(a) The aggregate maximum amount of the Available Commitments under the Supplemental Credits shall be permanently reduced on December 31, 1998 by:

		(I) U.S.$5,000,000, if the Second Tranche Condition Precedent has been satisfied; or

		(ii) U.S.$2,500,000, if the Second Tranche Condition Precedent has not been satisfied.

Such reduction shall be applied in reduction of the Available Commitments under the Cineplex Supplemental Credit and Plitt Supplemental Credit on a pro rata basis based on the initial Available Commitments under the Cineplex Supplemental Credit and the Plitt Supplemental Credit. Cineplex, in the case of the Cineplex Supplemental Credit, and Plitt, in the case of the Plitt Supplemental Credit, shall make any payment required by such reduction to the Agent on behalf of the Cineplex Banks or the Plitt Banks, as the case may be, such that Aggregate Outstandings under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, do not exceed the Available Commitment under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, as so reduced.

	(b) On December 31, 1999, the Supplemental Credits and the Available Commitments of all of the Banks with respect thereto shall be extinguished and all amounts of any kind or nature whatsoever owing to any of the Banks or the Agent under or in connection with the Supplemental Credits by virtue of this Agreement shall be paid in full.

Section 3A.07

Additional Mandatory Reductions: The amounts referred to in Sections 3.12, 3.13 and 3.14 to be applied in permanent reduction of the Available Commitments under the Cineplex Credit and the Plitt Credit shall, upon the Available Commitments under the Cineplex Credit and the Plitt Credit being reduced to nil, be applied in permanent reduction of the Available Commitments under the Cineplex Supplemental Credit and Plitt Supplemental Credit on a pro rata basis, based on the initial Available Commitments under the Cineplex Supplemental Credit and Plitt Supplemental Credit. Such reductions will be applied in inverse order of maturity. Cineplex, in the case of the Cineplex Supplemental Credit, and Plitt, in the case of the Plitt Supplemental Credit, shall make any payments required by such reductions to the Agent on behalf of the Cineplex Banks or the Plitt Banks, as the case may be, such that Aggregate Outstandings under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, do not exceed the Available Commitments under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, as so reduced.

Section 3A.08

Stand-by Fee: On the tenth day following the last day of March, June, September and December in each year and on the Maturity Date (or in each case if such day is not a Business Day, the immediately preceding Business Day), Cineplex or Plitt, as the case may be, shall be liable to pay and shall pay to the Agent, for the account of each Cineplex Bank or Plitt Bank, as the case may be, in its Bank's Proportion under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be, in U.S. Dollars at the Agent's Branch of Account a stand-by fee in an amount equal to 1/2% per annum calculated on the daily average unused portion from time to time of the Available Commitments under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be (including, for greater certainty, the Second Tranche whether or not then available to Cineplex or Plitt until cancelled). The Agent shall promptly distribute such payment to each Cineplex Bank or Plitt Bank, as the case may be, in its Bank's Proportion under the Cineplex Supplemental Credit or Plitt Supplemental Credit, as the case may be. Such stand-by fee shall accrue from day to day from and including the date the Supplemental Credits are established, shall be payable in arrears for the actual number of days elapsed and shall be calculated on the basis of a calendar year.

Section 3A.09

Up-Front Fees: Non-refundable fees in an aggregate amount of US$343,930 divided and payable pro rata amongst the Cineplex Banks and Plitt Banks in accordance with the proportion each such Bank s Commitment in respect of the Supplemental Credits bears in relation to the Available Commitments in respect of the Supplemental Credits, have been paid to such Banks.

Section 3A.10

Applicability of Article Three to Supplemental Credits:    Sections
3.05, 3.06, 3.07, 3.08, 3.09, 3.18, 3.19, 3.20 and 3.21 shall apply mutatis mutandis to the Supplemental Credits as if each reference therein to the Cineplex Credit was a reference to the Cineplex Supplemental Credit and each reference therein to the Plitt Credit was a reference to the Plitt Supplemental Credit, except that neither Cineplex nor Plitt shall have the right to request or convert to a Borrowing by way of Letter of Credit. Unless something in the subject matter or context is inconsistent therewith, the Agent and the Banks in respect of the Supplemental Credits shall have the benefits of all of the covenants and conditions and representations and warranties contained in this Agreement."

Section 5 - Consequential Amendments

	(a)	Section 4.04 of the Credit Agreement is amended by (i)
inserting after each reference therein to "Section 3.03", the words "or
Section 3A.03, as applicable,", (ii) inserting the following sentence at the end of the sixth paragraph of Section 4.04: "The Interest Period for any LIBO Advance under the Supplemental Credits shall not extend beyond the Maturity Date or the date of any reduction of the Available Commitment as provided in Sections 3A.06 or 3A.07 so as to prevent any repayment of a required amount on its due date", and (iii) inserting after the reference in the eighth paragraph of Section 4.04 to the "Plitt Credit", the words "or Cineplex Supplemental Credit or Plitt Supplemental Credit".

	(b)	Subsection 4.05(b) of the Credit Agreement is amended by (i)
inserting after the reference therein to "Section 3.14", the words "and no Bankers' Acceptance issued under the Cineplex Supplemental Credit may mature on a date later than the Maturity Date or so as to prevent any repayment of a required amount on the due date as provided in Sections
3A.06 or 3A.07", and (ii) inserting after the reference in the second sentence to "Cineplex Credit", the words "or Cineplex Supplemental
Credit, as applicable, except that a Bankers Acceptance under the Cineplex Supplemental Credit may not be converted into a Letter of Credit".

	(c)	Subsections 4.05(c) and 4.05(f) of the Credit Agreement are
amended by inserting after each reference therein to "Cineplex Credit", the words "or Cineplex Supplemental Credit, as the case may be,".

	(d)	Sections 6.03, 10.03, 11.01 and 11.04 of the Credit Agreement
are amended by inserting after each reference therein to "Plitt Credit", the words "or Cineplex Supplemental Credit or Plitt Supplemental
Credit".

	(e)	Subsection 1.01 (pp)(vi) of the Credit Agreement is amended by inserting after the reference therein to "3.17", the words "and 3A.09".

	(f)	Section 3.02 of the Credit Agreement is amended by inserting after the word "repayment" in the first line of the last paragraph thereof, the words "under the Cineplex Credit or Plitt Credit".

	(g)	Section 3.03 of the Credit Agreement is amended by (i)
inserting after each reference in Subsections (d) and (e) thereof to "Borrowing", the words "under the Original Credits", (ii) inserting after the reference to "Borrowing" in the second line of Subsection (f) thereof, the words "under the Cineplex Credit", and (iii) inserting after the reference to "LIBO Borrowing" in Subsection (f) thereof, the words "under the Plitt Credit".

	(h)	Section 3.04 of the Credit Agreement is amended by (i)
inserting after each reference in the first paragraph thereof to "requested", the words "under the Original Credits", and (ii) inserting after the reference in the second paragraph thereof to "requested", the words "under the Cineplex Credit".

(i) 	Section 3.10 of the Credit Agreement is amended by inserting after the word "reduction" in the first line of the last paragraph thereof, the words "under the Cineplex Credit or Plitt Credit".

	(j)	The heading of Section 6.02 of the Credit Agreement is amended by deleting the word "either" and replacing it with "any".

	(k)	Section 10.08 of the Credit Agreement is amended by (i)
deleting each reference therein to "Bank s Proportion", and replacing it with reference to "Bank s Aggregate Proportion", and (ii) deleting the words "under the Cineplex Credit or Plitt Credit, as the case may be," as they appear immediately following the second reference in such Section to "Bank s Proportion".

	(l)	Section 10.09 of the Credit Agreement is amended so that it
reads as follows:

"Section 10.09 Sharing Among the Banks: The Cineplex Banks and Plitt Banks agree among themselves that, except as otherwise provided for in this Agreement:

		(a)	All sums received by a Cineplex Bank or Plitt Bank, as
the case may be, relating to this Agreement or by virtue of the Security Documents whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any security or otherwise, shall be divided and applied pro rata between the Original Credits and the Supplemental Credits, based upon the Aggregate Outstandings under the Original
Credits and the Aggregate Outstandings under the Supplemental Credits.

		(b) 	The amounts applied to the Original Credits pursuant to
Section 10.09(a) above shall be divided and applied between the Cineplex
Credit and the Plitt Credit so that the Aggregate Outstandings under each of the Cineplex Credit and the Plitt Credit will be, after distribution of such amounts, in the same proportions to each other as the initial Available Commitments under each such Credit are to the other. The amounts applied to the Supplemental Credits pursuant to
Section 10.09(a) above shall be divided and applied between the Cineplex Supplemental Credit and the Plitt Supplemental Credit so that the Aggregate Outstandings under each of the Cineplex Supplemental Credit and the Plitt Supplemental Credit will be, after distribution of such amounts, in the same proportions to each other as the initial Available Commitments under each such Credit are to the other.

		(c) 	The amounts applied to each of the Credits pursuant to
Section 10.09(b) above shall be shared by each Cineplex Bank or Plitt
Bank, as the case may be, so that the Aggregate Outstandings of each such Bank under such Credit will be, after distribution of such amounts, in each such Bank s Proportion under such Credit.

		(d) 	Each Cineplex Bank and Plitt Bank undertakes to do all
such things as may be reasonably required to give full effect to this
Section 10.09."

	(n)	The Credit Agreement is amended by adding as Exhibit 1 to the
Credit Agreement, Exhibit 1 attached hereto.

	(o)	Schedules "O" and "U" to the Credit Agreement shall apply,
with the necessary modifications, to drawdowns and assignments, respectively, in respect of the Supplemental Credits. Cineplex and Plitt shall specify in each notice of drawdown the Credit under which the Borrowing is requested.

Section 6 - Confirmations With Respect to Guarantees and Security
Documents

	(a) 	Cineplex, Plitt and each of the Guarantors confirms and agrees that (i) the defined term "Guaranteed Liabilities" in each of the Guarantee dated 23 June 1994 executed by Cineplex (the "Cineplex
Guarantee") and the Guarantee dated 15 December 1995 executed by Cineplex Quebec (the "Cineplex Quebec Guarantee") includes, in the case of the Cineplex Guarantee, the obligations from time to time of Plitt in respect of the Plitt Supplemental Credit and, in the case of the Cineplex Quebec Guarantee, the obligations from time to time of Cineplex
(A) in respect of the Cineplex Supplemental Credit and (B), pursuant to the Cineplex Guarantee, in respect of the Plitt Supplemental Credit, and
(ii) the defined terms "Secured Obligations", "Obligations Secured" or "Obligations" (as used to define the obligations secured by each Security Document) in the Security Documents executed by Cineplex and Cineplex Quebec includes, in the case of the Security Documents executed by Cineplex, the obligations from time to time of Cineplex in respect of the Cineplex Supplemental Credit and the "Guaranteed Liabilities" under the Cineplex Guarantee described in (i) above and, in the case of the Security Documents executed by Cineplex Quebec, the "Guaranteed
Liabilities" under the Cineplex Quebec Guarantee described in (i) above.

	(b) 	Cineplex, Plitt and each of the Guarantors confirms and agrees that (i) the term "Guaranteed Obligations" in each of the Guarantee dated 23 June 1994 executed by Plitt (the "Plitt Guarantee") and the
Guarantee dated 23 June 1994 executed by RKO Century Warner Theatres,
Inc., The Walter Reade Organization, Inc., Plitt Southern Theatres, Inc.
and Manbeck Theatre Corporation (collectively, the "U.S. Subsidiaries")
(the "U.S. Subsidiaries Guarantee") includes, in the case of the Plitt Guarantee, the obligations from time to time of Cineplex in respect of the Cineplex Supplemental Credit and, in the case of the U.S.
Subsidiaries Guarantee, the obligations from time to time of Cineplex and Plitt in respect of the Cineplex Supplemental Credit and Plitt Supplemental Credit, respectively, and (ii) the defined term "Secured Obligations" in the Security Documents executed by Plitt and the U.S. Subsidiaries includes, in the case of the Security Documents executed by Plitt, the obligations from time to time of Plitt in respect of the Plitt Supplemental Credit and the "Guaranteed Obligations" under the
Plitt Guarantee described in (i) above and, in the case of the Security Documents executed by the U.S. Subsidiaries, the "Guaranteed
Obligations" under the U.S. Subsidiaries Guarantee described in (i) above.

	(c) 	The foregoing shall not limit or restrict in any way the
Guarantees or Security Documents referred to in (a) and (b) above.

Section 7 - Confirmation With Respect to Inter-Lender Agreement

	The parties confirm and agree that the defined term "Aggregate Secured Obligations" in the inter-lender and collateral agency agreement dated 23 June 1994 amongst certain of the parties hereto (the "Inter-Lender Agreement") includes the obligations of Cineplex and Plitt from time to time in respect of the Cineplex Supplemental Credit and Plitt Supplemental Credit and such obligations shall be secured pari passu by the Joint Security (as defined in the Inter-Lender Agreement) with the other Aggregate Secured Obligations in accordance with the terms of the Inter-Lender Agreement.

Section 8 - Deferral of Mandatory Reductions of Cineplex Credit and
Plitt Credit

	The reductions of the aggregate amounts of the Available Commitments under the Cineplex Credit and Plitt Credit on December 31, 1997 in the amounts of U.S.$7,878,787.88 and U.S.$2,121,212.12, respectively, pursuant to Section 3.11 of the Credit Agreement, shall be deferred to December 31, 1998, subject to fulfilment on or before December 31, 1997, of the condition precedent that Cineplex and Plitt shall have entered into binding and enforceable agreements with Sony Pictures Entertainment Inc. to complete the proposed merger of Cineplex and Plitt with Sony s Loews Theatre chain, on terms satisfactory to the Majority Banks acting reasonably.

Section 9 - Conditions Precedent to Effectiveness of this Amendment
Agreement

	This Tenth Amendment Agreement shall only become effective and binding on the Agent, the Banks, the Collateral Agent, the Swap Lenders and the Operating Lender upon satisfaction of the following conditions precedent:

	(a)	Agreement:  The Agent shall have received this Agreement
executed by Cineplex, Plitt, the Guarantors, the Nominees, the Agent, the Collateral Agent, the Swap Lenders, the Operating Lender and each Bank.

	(b)	Legal Opinion of Counsel to Cineplex, Plitt and the Restricted
Subsidiaries: The Agent shall have received opinions of Canadian and U.S. counsel to Cineplex, Plitt and the Restricted Subsidiaries and addressed to the Agent, the Banks and the Banks' counsel, in the form and substance of the opinions agreed upon between the parties hereto.

	(c)	Corporate Proceedings of Cineplex, Plitt and the Restricted
Subsidiaries: The Agent shall have received, certified by a Responsible Officer or the Secretary of Cineplex, Plitt or the Restricted
Subsidiaries, as the case may be:

		(i)	documents representing corporate action taken by
Cineplex, Plitt and the Restricted Subsidiaries authorizing the execution, delivery and performance of this Agreement and all other documents required to be executed and delivered by Cineplex, Plitt and the Restricted Subsidiaries hereunder;

		(ii)	copies of the charter documents, the general borrowing
by-law (if any) and an extract of the relevant execution of documents provisions of the by-laws of Cineplex, Plitt and the Restricted
Subsidiaries, or a certificate certifying that such documents previously delivered to the Agent are in full force and effect, unamended and that no proceedings have been taken or are pending to amend, surrender or cancel same; and

		(iii) 	a certificate as to the incumbency and signature of
the officers of Cineplex, Plitt and the Restricted Subsidiaries executing on behalf of Cineplex, Plitt and the Restricted Subsidiaries this Agreement and any certificate or other document to be delivered pursuant hereto.

	(d) 	Hypothec Amendments: The Agent shall have received
modification and amendment agreements with respect to each of the deeds of movable hypothec previously granted by Cineplex and Cineplex Quebec, duly executed by Cineplex and Cineplex Quebec, in the form and substance agreed upon between the parties hereto.

	(e)	Other Documents: The Agent shall have received such other
documents as the Banks may reasonably require.

All documents, agreements and opinions shall be in form and substance satisfactory to the Agent and the Banks.

Section  10 - Representations and Warranties

	To induce the Agent, the Banks, the Collateral Agent, the Swap Lenders and the Operating Lender to enter into this Agreement, Cineplex and Plitt hereby make the following representations and warranties to each of the Banks, the Agent, the Collateral Agent, the Swap Lenders and the Operating Lender:

	(a)	Corporate Existence:  Cineplex, Plitt, and each Restricted
Subsidiary is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

	(b)	Power; Authorization; Enforceable Obligations:  Cineplex,
Plitt and each Restricted Subsidiary has the power and authority and the legal right to make, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Except to the extent that non-compliance would not affect materially the ability of Cineplex, Plitt or any Restricted Subsidiary to perform its obligations under this Agreement, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of Cineplex, Plitt and each such Restricted Subsidiary and constitutes a legal, valid and binding obligation of Cineplex, Plitt and each such Restricted Subsidiary, enforceable against such party in accordance with its terms subject to applicable laws relating to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to the fact that specific performance and other equitable remedies are subject to the discretion of a court.

	(c)	No Legal Bar:  The execution, delivery and performance of this
Agreement will not violate any Requirement of Law or any material
Contractual Obligation of Cineplex, Plitt or any Restricted Subsidiary except to the extent that any such violation would not adversely affect the ability of Cineplex or Plitt to perform its obligations hereunder and does not result in, or require, the creation or imposition of any Lien in violation of the provisions of Section 8.02 of the Credit
Agreement on any of the properties or revenues of Cineplex, Plitt or any Restricted Subsidiary pursuant to any Requirement of Law or Contractual Obligation.

	(d)	No Material Litigation:  Except as disclosed to the Agent and the Banks in writing prior to the date of this Agreement and accepted by the Agent and the Banks, no material litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Cineplex or Plitt or after due and diligent investigation, threatened against Cineplex, Plitt, any Subsidiary or any Related Party or against any of its or their properties or revenues which if decided against Cineplex, Plitt, any Subsidiary or any Related Party could have a material adverse effect on the business, affairs or operations of Cineplex on a consolidated basis or with respect to this Agreement, the Credit Agreement or any of the Security Documents or any of the transactions contemplated hereby or thereby.

	(e)	No Default:  Except as disclosed to the Agent and the Banks in writing prior to the date of this Agreement and accepted by the Agent and the Banks, neither Cineplex, Plitt, any Subsidiary nor any Related
Party is in default under or with respect to any Contractual Obligation in any respect which would be materially adverse to the consolidated business, operations, property or financial or other condition of Cineplex or which would materially and adversely affect Cineplex's, Plitt's or any Restricted Subsidiary's ability to perform its obligations under this Agreement, the Credit Agreement or any of the Security Documents. All of the representations and warranties contained in the Credit Agreement and the Security Documents are true and correct on the date hereof as if made on the date hereof and no Default or Event of Default has occurred and is continuing or will result from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

	(f)	U.S. Federal Reserve Regulations:  No part of the proceeds of the Cineplex Supplemental Credit or the Plitt Supplemental Credit will be used, either directly or indirectly, for "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal
Reserve System of the United States of America as now and from time to time hereafter in effect or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

	(g) 	Violation of Agreements:  None of the execution and delivery of this Agreement, the consummation or implementation of the transactions contemplated thereby, nor compliance with or performance of the terms and conditions thereof: (i) conflicts with, results in a breach or violation of, or constitutes a default under any of the terms, conditions or provisions of the Senior Subordinated Indenture or the intercreditor agreement dated 23 June 1994 by and among Coca-Cola
Financial Corporation and The Bank of Nova Scotia, acting in various capacities (the "Coca-Cola Agreement"), or (ii) requires any consent or authorization of, or notification to or filing with, or other act by or in respect of any person under the Senior Subordinated Indenture or Coca-Cola Agreement, or (iii) results in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of Cineplex, Plitt or any Guarantor pursuant to the terms of the Senior Subordinated Indenture or Coca-Cola Agreement.

	(h)	Subordination of Subordinated Debt: The Borrowings, including
Borrowings under the Supplemental Credits, and all other amounts owing to the Agent and the Banks under the Credit Agreement and the Security Documents, including in respect of the Supplemental Credits, and all renewals, deferrals, amendments, modifications, extensions, refundings or refinancings of any of the foregoing constitute "Senior Indebtedness" as provided for and defined in the Senior Subordinated Indenture.

		In addition to and not in limitation of the foregoing

		(i)	the Credit Agreement (as amended by this Agreement) and
the letter loan agreement set out in Schedule "N" attached to the Credit Agreement together constitute the credit agreement representing the "New
Bank Credit Facilities" referred to in the Senior Subordinated Indenture and the Agent and Banks are entitled to all of the benefits of being "holders of Senior Indebtedness" under the "New Bank Credit Facilities" pursuant to the terms of the Senior Subordinated Indenture; and

		(ii)	the Agent and the Banks in respect of Borrowings,
including Borrowings under the Supplemental Credits, shall be entitled to all of the rights of a holder of "Senior Indebtedness" as such term is defined in the Senior Subordinated Indenture pursuant to the terms of the Senior Subordinated Indenture.

	The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other agreements provided for or contemplated hereby and each of the representations and warranties shall be deemed to be repeated as of each Borrowing (including, without limitation, each conversion and continuation of an Advance) unless otherwise specified in such representation and warranty, and the Banks shall be deemed to have relied upon such representations and warranties at each such time.

	In addition to the foregoing representations and warranties, each of Cineplex and Plitt represent and warrant that Manbeck Theatre
Corporation has no property or assets and is in the process of being dissolved. Upon its dissolution, Cineplex and Plitt will cause to be delivered to the Agent evidence of its dissolution.

Section 11 - Indebtedness relating to Cavendish Theatre.

	Reference is made to the Second Amendment Agreement made as of 31 March 1995 between the parties hereto and certain other persons, which permitted Cineplex to incur the Cavendish Debt (as defined in the Second Amendment Agreement) up to Cdn. $900,000. Section 4 of the Second Amendment Agreement is amended by deleting the reference therein to Cdn. $900,000 and replacing it with reference to Cdn. $975,126. The Banks further agree that the security granted to the Landlord (as defined in the Second Amendment Agreement) to secure the payment of the Cavendish Debt, to the extent only that such security relates to the furniture, fixtures and equipment located in the Cavendish Theatre, shall be Permitted Liens within Section 1.01(www)(ix) of the Credit Agreement.

Section 12 - Confirmation and Acknowledgment

	Cineplex, Plitt, each of the Guarantors and each of the Nominees hereby acknowledges and consents to the entering into of this Agreement and the matters dealt with herein and the transactions contemplated hereby and acknowledges and agrees that the Guarantee and Security Documents and all other agreements and documents including undertakings and indemnities to which it is a party are in full force and effect as at the date hereof and shall continue in full force and effect in accordance with their respective terms and secure the payment and/or performance by Cineplex, Plitt or such Guarantor, as applicable, of its obligations under or in connection with the Credit Agreement, the Guarantee or the Security Documents, as the case may be, as supplemented and amended by this Agreement.

Section 13 - Direction to Agent

	Each of the Banks hereby authorizes and directs the Agent to execute on its behalf all of the documents and instruments contemplated by this Agreement and all documentation that may be necessary or incidental thereto to give effect to this Agreement.

Section 14 - Continuing Effect of Agreements

	Except as amended by this Agreement, the Credit Agreement, the Operating Credit Agreement and the Inter-Lender Agreement shall remain in full force and effect, without amendment, and each is hereby ratified and confirmed.

Section 15 - Counterparts

	This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument and shall be effective on the date when each of the parties hereto has signed a copy hereof and shall have delivered the same to the Agent.

Section 16 - Expenses

	Reasonable costs and expenses incurred by the Agent and the Banks in connection with this Agreement and the transactions contemplated hereby (including reasonable fees and expenses of counsel for the Agent and the Banks), whether or not Advances are made under the Supplemental Credits, shall be for the account of Cineplex and Plitt.

Section 17 - Further Assurances

	Cineplex, Plitt, each of the Guarantors and each of the Nominees shall, at the request of the Agent, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Agent, be necessary or desirable in order to fully perform and carry out the purpose and intent of this Agreement.

Section 18 - Governing Law

	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario.

	EXECUTED AND EFFECTIVE as of the date first written above.


THE BANKS

THE BANK OF NOVA SCOTIA
By:	Ken Lehner
Name:  Ken Lehner
Title:

NATIONAL BANK OF CANADA
By:  Karen Koury and Anne Brown
Name:  Karen Koury and Anne Brown
Title:  Manager and Manager



THE BANK OF NEW YORK
By:	Geoffrey C. Brooks
Name:  Geoffrey C. Brooks
Title:  Vice President

ROYAL BANK OF CANADA
By:  S. Lokoff
Name: S. Lokoff
Title:  Sr. Mgr.



THE BANK OF NOVA SCOTIA, as Agent
By:  R.J. Boomhour
Name:  R.J. Boomhour
Title:

THE BANK OF NOVA SCOTIA, as Operating Lender
By:	R.J.  Boomhour
Name:  R.J. Boomhour
Title:


THE BANK OF NOVA SCOTIA, as Collateral Agent
By:  Rob King
Name:  Rob King
Title:

THE BANK OF NOVA SCOTIA, as Swap Lender
By:  Rob King
Name:  Rob King
Title:


NATIONAL BANK OF CANADA, as Swap Lender
By:  Karen Koury and Anne Brown
Name: Karen Koury and Anne Brown
Title:  Manager and Manager


THE BORROWERS

CINEPLEX ODEON CORPORATION
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer

PLITT THEATRES, INC.
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer


EACH OF THE UNDERSIGNED hereby acknowledges and agrees to and accepts the terms and conditions set forth in this Agreement as of the date first written above.

THE GUARANTORS

CINEPLEX ODEON CORPORATION
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer

PLITT THEATRES, INC.
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer



RKO CENTURY WARNER THEATRES, INC.
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer

THE WALTER READE ORGANIZATION, INC.
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer


PLITT SOUTHERN THEATRES, INC.
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer

MANBECK THEATRE CORPORATION
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer


CINEPLEX ODEON (QUEBEC) INC.
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer


THE NOMINEES

796278 ONTARIO LIMITED
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer

796279 ONTARIO LIMITED
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer

619918 ONTARIO INC.
By:  Ellis Jacob
Name:  Ellis Jacob
Title:  Executive Vice President and Chief Financial Officer